As filed with the Securities and Exchange Commission on July 9, 2001, Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
-------------------------------------------

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
-------------------------------------------

EXPERTELLIGENCE, INC.
(Exact name of registrant as specified in its charter)

California                                                   95-3506403
(State or other jurisdiction of                         (I.R.S. Employer
Incorporation or organization) Identification No.)

25 East Ortega Street
Santa Barbara, California 93101
(Address of principal executive office)

CONSULTANT OPTION AGREEMENTS
(Full title of the plans)

-------------------------------------------

Denison W. Bollay
25 East Ortega Street
Santa Barbara, California 93101
(805) 962-2558

With a copy to:
Bruce W. McRoy, Esq.
Reicker Pfau Pyle McRoy & Herman LLP
1421 State Street
Santa Barbara, California 93101
(Name, address and telephone number
including area code of agent for service)

-------------------------------------------

CALCULATION OF REGISTRATION FEE

Title and Class of   Amt to be   Proposed Max  Proposed Max       Amt of
Securities to be     Reg (1)    Offer Price    perAggregate Offer Reg Fee(2)
Registered                        Share (2)     Price (2)
Common Stock         125,000       $0.01         $1,250            $1.50

(1) This Registration Statement is deemed to include additional shares of Common Stock issuable under the Agreements to prevent dilution resulting from future stock splits, dividends or similar transactions.

(2)	Calculated pursuant to Rule 457(h).



PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The registrant hereby incorporates by reference in this Registration Statement the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission"):

(1)	the registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000;

(2)	the registrant's Quarterly Reports on Form 10-Q for the quarters ended December 31, 2000 and March 31, 2001;

(3)	the registrant's Current Reports on Forms 8-K filed on
February 13, 2001, March 7, 2001, and May 7, 2001; and

(4)	the registrant's Forms 12b-25 filed on February 14, 2001 and
May 16, 2001.

All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 4.	Description of Securities.

The authorized stock of the Company consists of 21,000,000 shares of capital stock, consisting of 20,000,000 shares of Common stock, no par value, and 1,000,000 shares of preferred stock. No shares of preferred stock have been designated as a particular series and none of such shares are issued and outstanding.

The holders of Common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, and, upon giving notice required by law, may cumulate their votes in elections of directors. Subject to preferences that may be applicable to any shares of Preferred stock outstanding at that time, holders of Common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefore, and, in the event of the liquidation, dissolution, or winding-up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of the liquidation preference to the holders of the Preferred stock.
Holders of Common stock have no preemptive rights and have no rights to convert their Common stock into any other securities.
The outstanding Common stock is fully paid and non-assessable.

The shares of Preferred stock may be issued by the Board of Directors from time to time in one or more series for such consideration and, within certain limits, with such relative rights and preferences as the Board may determine. Shares of Preferred stock issued by the Board of Directors could be utilized, under certain circumstances, to make an attempt to gain control of the Company more difficult or time consuming. For example, shares of Preferred stock could be issued with certain rights which might have the effect of diluting the percentage of Common stock owned by a significant shareholder or issued to the purchasers who might side with management in opposing a takeover bid which the Board of Directors determines is not in the best interest of the Company and its shareholders.
This provision may be viewed as having possible anti-takeover effects. A takeover transaction frequently affords shareholders the opportunity to sell their shares at a premium over current market prices.

Stockholder approval of most actions requires the approval of a majority of the shares present at a meeting of stockholders, whether in person or by proxy, assuming a quorum was present. A quorum is the representation at a meeting of stockholders of more than 50% of the outstanding shares. California law requires the approval of at least the holders of more than 50% of the outstanding shares for certain matters, including certain eorganizations and sales of all or substantially all of the Company's assets, the dissolution of the Company and amendments to the Certificate of Incorporation, certain amendments to the Bylaws, and in certain cases, certain class votes.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 317 of the California General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant indemnity to directors, officers, employees and other agents of the corporation ("Agents") in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

The Board of Directors of the registrant has resolved to indemnify the officers and directors of the registrant to the full extent permitted by Section 317 of the California General Corporation Law, and the registrant's Articles of Incorporation and Bylaws authorize the registrant to provide for indemnification of officers and directors to the same extent. This indemnification limits the personal monetary liability of directors in performing their duties on behalf of the registrant, to the extent permitted by the California General
Corporation Law, and permits the registrant to indemnify its directors and officers against certain liabilities and expenses, to the extent permitted by the California General Corporation Law.
This indemnification is based upon the indemnification agreements, which were approved by the registrant's shareholders at the annual meeting of shareholders held on August 15, 1996.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

(a)	Exhibits.

The following documents are filed as a part of this registration statement.

Exhibit No.
Description
	4.1	Form of Consulting Agreement *
	4.2	Form of Stock Option Agreement *
	5.1	Opinion of Reicker, Clough, Pfau, Pyle, McRoy & Herman LLP*
	23.1	Consent of McGowan Guntermann*
	23.2	Consent of Reicker, Clough. Pfau, Pyle, McRoy & Herman, LLP
                (Included in opinion in Exhibit 5.1)*

	*	Filed herewith

Item 9. Undertakings.

A.	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any aterial information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	that, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

B.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California on July 9, 2001.

EXPERTELLIGENCE, INC.


By: /s/ Denison W. Bollay
  -------------------------------------
  Denison W. Bollay
  President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name
Title
Date

/s/     Denison W. Bollay
	Denison W. Bollay

President and Director

July 9, 20001




/s/     Robert W. Reali
	Robert W. Reali

Chief Operating Officer, Secretary
and Director

July 9, 20001

/s/     Charles House
	Charles House

Director

July 9, 20001

/s/     William Van Beurden
	William Van Beurden

Director

July 9, 20001

/s/     Dr. Souhail Toubia
	Dr. Souhail Toubia

Director

July 9, 20001

/s/     Steve Ketchum
	Steve Ketchum

Director

July 9, 20001

/s/     C. Keith Rooker
	C. Keith Rooker

Director

July 9, 20001




INDEX TO EXHIBITS


Exhibit No.
Description
	4.1	Form of Consulting Agreement *
	4.2	Form of Stock Option Agreement *
	5.1	Opinion of Reicker, Clough, Pfau, Pyle, McRoy & Herman LLP*
	23.1	Consent of McGowan Guntermann*
	23.2	Consent of Reicker, Clough. Pfau, Pyle, McRoy & Herman, LLP
                (Included in opinion in Exhibit 5)*

	*Filed herewith



Exhibit 4.1
Consulting Agreement


ExperTelligence, Inc. ("EXGP") hereby retains ____________________________ ("CONSULTANT") for a six (6) week term beginning June 18, 2001 through July 31, 2001, to perform the services described below, and CONSULTANT hereby accepts such retention. EXGP shall pay CONSULTANT compensation for his/her performance of services during the foregoing term consisting of the Base Compensation described in Section 2 below, plus the Bonus described in Section 3 below plus the Health Benefits currently being received as an employee of the Company.

1.	Services.

1.1	CONSULTANT agrees to be available at those places in Santa Barbara
County and times during normal business hours to which CONSULTANT and EXGP mutually agree for the purposes of performing services under this Agreement. The general subject matter and the general type of services that EXGP may request CONSULTANT to perform, and which CONSULTANT shall perform, under this Agreement shall consist of ____________________________. CONSULTANT shall provide such services as an officer of EXGP reasonably may request from time to time. CONSULTANT agrees to use CONSULTANT's best efforts, knowledge, and experience to faithfully perform all of his/her services under this Agreement.

1.2	It is the intent of EXGP and CONSULTANT to establish by this Agreement a relationship of independent contracting parties. It is expressly understood by each party that CONSULTANT, as an independent contractor, is not an employee of EXGP and shall not be entitled to any of the rights and benefits or be subject to any of the terms and conditions of employment, which apply enerally to EXGP employees.

1.3	Simultaneously with CONSULTANT's execution of this Agreement,
CONSULTANT shall execute and deliver to EXGP its EXPERTELLIGENCE, INC. STANDARD NON-DISCLOSURE AGREEMENT, a copy of which is attached to this Agreement.

2.	Base compensation

2.1	Compensation will accrue and will be paid through the grant of
Nonqualified Stock Options as described in section 2.2 at a rate equal to CONSULTANT 's current salary.

2.2	At the end of each semi-monthly period, EXGP will grant to CONSULTANT a
Nonqualified Stock Option with the following terms:

a.	Number of shares equal to the quotient obtained by dividing the accrued compensation by the average bid over each semi-monthly period.

b.	Exercise price of $0.01 per share (subject to typical anti-dilution protection)

c.	The option will be fully vested.

d.	The option may be exercised at any time on or before June 30, 2003.

e.	EXGP will file an S-8 registration statement to permit the public resale of the shares acquired on exercise of the option. The Company is filing this now and is expected to be in effect by July 15, 2001.

f.	At any time after the occurrence of a Triggering Event described in Section 4 in which EXGP receives cash proceeds, CONSULTANT may require EXGP to use up to 80% of those cash proceeds to settle all or part of the option by paying the optionee cash proportion thereof up to an amount equal to the accrued compensation.

g.	If an Investment Event occurs, EXGP will pay the compensation as described in section 5.1.

h.	In the event of Triggering Event or Investment Event EXGP will offer to re-employ CONSULTANT at his/her full semi-monthly salary.

3.	Bonus compensation

3.1	Within five (5) business days after the occurrence of a Triggering
Event described in Section 4 or Investment Event in Section 5, EXGP will pay CONSULTANT a bonus in the following amount:

a.	If CONSULTANT  is performing services for EXGP on the date of the occurrence of the event, EXGP shall pay a bonus equal to 100% of the amount of the compensation under Section 2.1 above.

b.	If CONSULTANT  is not performing services for EXGP on the date of the occurrence of the event, EXGP shall pay a cash bonus equal to 50% of the amount of the accrued compensation under Section 2.1 above.

3.2	If the Triggering Event results in cash proceeds to EXGP of at least
$500,000 the bonus will be paid in cash.

3.3	If the Triggering Event does not result in cash proceeds to EXGP of at least $500,000, EXGP may pay the bonus in cash, in securities received by EXGP in the Triggering Event, or a combination thereof.

3.4	If the Triggering Event is the sale of EXGP, EXGP may pay the bonus in cash and securities received by EXGP in the sale.

3.5	If an Investment Event EXGP will pay the bonus as described in section 5.1.

4.	Triggering Events The relevant triggering events are as follows:

4.1	Receipt of cash or stock into EXGP bank or business account from EXGP's sale of any of its subsidiaries or divisions, including 3DStockCharts.com, ExperClick.com, WebData and ExperForms;

4.2	Sale of EXGP.

5.	Investment Event

5.1	EXGP's closing of an equity investment in EXGP in excess of $100,000.  Upon closing, up to 20% of the cash raised will be used to pay accrued amounts of consulting and bonus.  The remainder will be paid with each paycheck. Each paycheck will be 50% larger than normal until accrued consulting and bonus is paid off.

6.	ACKNOWLEDGMENT OF READING.

6.1	CONSULTANT acknowledges that he/she has read and understands this
Agreement and has received a copy of it.

"CONSULTANT"





________________________________________


Address for Notice:

____________________________________
_____________________, California 93____


"EXGP"

ExperTelligence, Inc.



By:_____________________________________
	Denison W. Bollay, President

Address for Notice:

25 East Ortega Street
Santa Barbara, California 93101
Attn:  President






EXPERTELLIGENCE, INC. STANDARD NON-DISCLOSURE AGREEMENT


	THIS AGREEMENT (the "Agreement") is made between EXPERTELLIGENCE, INC.
a California corporation (ExperTelligence) and       ("INDIVIDUAL") and entered
into this 	 day of          2001.

	In consideration of the mutual promises and covenants contained in this Agreement, ExperTelligence's disclosure of confidential information to INDIVIDUAL, and any payments made or to be made by ExperTelligence or INDIVIDUAL, the parties hereto agree as follows:

1.  Confidential Information and Confidential Materials

	(a) "Confidential Information" means nonpublic information that ExperTelligence designates as being confidential or which, under the circumstances surrounding disclosure, ought to be treated as confidential. "Confidential Information" includes, without limitation, information relating to released or unreleased ExperTelligence software or hardware products, the marketing or promotion of any ExperTelligence product, ExperTelligence's business policies or practices, and information received from others that ExperTelligence is obligated to treat as confidential. Confidential Information disclosed to INDIVIDUAL by any ExperTelligence Subsidiary and/or agents is covered by this Agreement.
	(b) Confidential Information shall not include any information that: (i) is or subsequently becomes publicly available without
INDIVIDUAL'S breach of any obligation owed ExperTelligence; (ii) became known to INDIVIDUAL prior to ExperTelligence's disclosure of such information to INDIVIDUAL; (iii) became known to INDIVIDUAL from a source other than ExperTelligence other than by the breach of an obligation of confidentiality owed to ExperTelligence; or (iv) is
independently developed by INDIVIDUAL.	(c) "Confidential Materials
" shall mean all tangible materials containing Confidential Information, including without limitation written or printed documents and computer disks or tapes, whether machine or user readable.

2.  Restriction
	(a) INDIVIDUAL shall not disclose any Confidential Information to third parties for five (5) years following the date of its disclosure by ExperTelligence to INDIVIDUAL, except to INDIVIDUAL's consultants as provided below. However, INDIVIDUAL may disclose Confidential Information in accordance with judicial or other governmental order, provided INDIVIDUAL shall give ExperTelligence reasonable notice prior to such disclosure and shall comply with any applicable protective order or equivalent.
	(b) INDIVIDUAL shall take reasonable security precautions, at least as great as the precautions it takes to protect its own confidential information, to keep confidential the Confidential Information INDIVIDUAL may disclose Confidential Information or Confidential Materials only to INDIVIDUAL's employees or consultants on a need-to-know basis. INDIVIDUAL shall execute appropriate written agreements with its employees and consultants sufficient to enable it to comply with all the provisions of this Agreement.
        (c) Confidential Information and Confidential Materials may be disclosed, reproduced, summarized or distributed only in pursuance of INDIVIDUAL's business relationship with ExperTelligence, and only as otherwise provided hereunder. INDIVIDUAL agrees to segregate all such Confidential Materials from the confidential materials of others in order to prevent commingling.
	(d) INDIVIDUAL may not reverse engineer, decompile or disassemble any software disclosed to INDIVIDUAL.


3. Rights and Remedies
	(a) INDIVIDUAL shall notify ExperTelligence immediately upon discovery of any unauthorized use or disclosure of Confidential Information and/or Confidential Materials, or any other breach of this Agreement by INDIVIDUAL, and will cooperate with ExperTelligence in every reasonable way to help ExperTelligence regain possession of the Confidential
Information and/or Confidential Materials and prevent its further unauthorized use.
	(b) INDIVIDUAL shall return all originals, copies, reproductions and summaries of Confidential Information and Confidential Materials at ExperTelligence's request or, at ExperTelligence's option, certify destruction of the same.
	(c) INDIVIDUAL acknowledges that monetary damages may not be a sufficient remedy for unauthorized disclosure of Confidential Information and that ExperTelligence shall be entitled, without waiving any other rights or remedies, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.
	(d) ExperTelligence may visit INDIVIDUAL's premises, with reasonable prior notice and during normal business hours, to review INDIVIDUAL's compliance with the terms of this Agreement.

4. Miscellaneous
	(a) All Confidential Information and Confidential Materials are and shall remain the property of ExperTelligence. By disclosing information to INDIVIDUAL, ExperTelligence does not grant any express or implied right to INDIVIDUAL to or under ExperTelligence patents, copyrights, trademarks,
or trade secret information.	(b) If ExperTelligence provides pre-release
software as Confidential Information or Confidential Materials under this Agreement, such pre-release software is provided "as is" without warranty of any kind.  INDIVIDUAL agrees that neither ExperTelligence nor its suppliers shall be liable for any damages whatsoever relating to INDIVIDUAL's use of such pre-release software.
	(c) Any software and documentation provided under this Agreement is provided to INDIVIDUAL with RESTRICTED RIGHTS. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of The Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software - Restricted Rights at 48 CFR 52.227-19, as applicable.
 Manufacturer is ExperTelligence, Inc., 203 Chapala Street, Santa Barbara,
CA 93101.	(d) INDIVIDUAL agrees that it does not intend not will it,
directly or indirectly, export or transmit (i) any Confidential Information or Confidential Materials or (ii) any product (or any part thereof), process, or service that is the direct product of the Confidential Information or Confidential Materials to the People's Republic of China, Afghanistan, or any group Q, S, W, Y, or Z country specified in Supplement No. 1 of
Section 770 of the Export Administration Regulations or to any other country to which such export or transmission is restricted by regulation or statute, without the prior written consent, if required, of the Office of Export Administration of the U.S. Department of Commerce or such other governmental entity as may have jurisdiction over such export or transmission.
	(e) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and merges all prior discussions between them as Confidential Information. It shall not be modified except by a written agreement dated subsequent to the date of this agreement and signed by both parties. None of the provisions of this Agreement shall be deemed to have been waived by any act or acquiescence on the part of ExperTelligence, its agents, or employees, but only by an instrument in writing signed by an authorized officer of ExperTelligence.
No waiver of any provision of this agreement shall constitute a waiver of any other provision(s) or of the same provision on another occasion.
	(f) If either ExperTelligence or INDIVIDUAL employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees.
This Agreement shall be construed and controlled by the laws of the State of California, and INDIVIDUAL further consents to jurisdiction by the state and federal courts sitting in the State of California. Process may be served on either party by U.S. Mail, postage prepaid, certified or registered, return receipt requested, or by such other method as is authorized by the California Long Arm Statute.
	(g) Subject to the limitations set forth in this Agreement, this Agreement will inure to the benefit of and be finding upon the parties, their successors and assigns.
	(h) If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.
	(i) All obligations created by this Agreement shall survive change or termination of the parties' business relationship.

5. Suggestions and Feedback
ExperTelligence may from time to time request suggestions, feedback or other information from INDIVIDUAL concerning Confidential Information or on released or unreleased ExperTelligence software or hardware. Nay suggestions, feedback or other disclosures made by INDIVIDUAL are and shall be entirely voluntary on INDIVIDUAL's part and shall to create any obligations on the part of ExperTelligence or a confidential relationship between INDIVIDUAL and ExperTelligence. ExperTelligence shall be free to disclose and use INDIVIDUAL's suggestions, feedback, or other information as ExperTelligence sees fit, entirely without obligation of any kind to INDIVIDUAL.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

INDIVIDUAL:

Address:

By:
Name:
Title:
Date:

EXPERTELLIGENCE, INC.
By:
Name:
Title:
Date:
ExperTelligence Contact:



Exhibit 4.2

ExperTelligence, Inc.
Stock Option Agreement
(Consultant)


This confirms the grant by ExperTelligence, Inc. (the "Company") of a stock option to the Recipient identified below ("Recipient") on the terms and conditions set forth below.

1.	Name of Recipient.  _____________________________________________________

2.	Relationship to Company.

Consultant	x

3.	Date of Grant.		________________________

4.	Number of Shares.  ________________ shares of Common Stock

5.	Exercise Price.		One Cent ($0.01) per share.

6.	Type of Option.  For tax purposes, the Option is a Non-Qualified
Stock Option.

7.	Term of Option.  The term of the Option will begin as of the date of grant set forth above and will expire Two (2) years from date of grant.

8.	Vesting Schedule.  Recipient's interest in the Option is fully vested as of the date of grant.

9.	Restriction on Transfer of Option.  Recipient may not transfer all or any portion of his/her interest in the Option other than by will or the laws of descent and distribution.

10.	Changes in Capital Stock.  The number of shares of Common Stock covered by the Option and the Exercise Price of the Option shall be appropriately adjusted in the event of (a) a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or similar change in the capital structure of the Company and (b) the Company's sale of all or substantially all of its assets, the merger, consolidation or other reorganization of the Company as a result of which the Company is not the surviving entity.

11.	Spousal Consent.  If Recipient is married, Recipient shall have his/her spouse execute and deliver to the Company a Spousal Consent in the form attached hereto.

12.	Employment Relationship.  Nothing in this Agreement shall confer upon
Recipient any right to continue as an consultant to the Company or shall interfere in any way with any right of the Company to terminate Recipient's retention at any time. Recipient acknowledges that notwithstanding anything to the contrary in any agreement regarding his or her services to the Company, whether written or oral, express or implied, Recipient's rights with respect to the shares of Common Stock covered by this Option shall be determined solely in accordance with and on the terms and conditions of this Agreement.

13.	Disclaimer.  Nothing in this Agreement, nor any action taken by the
Company, or any officer, director, employee or agent of the Company, shall be deemed to be legal or tax advice to Recipient with respect to any matter, including, but not limited to, the tax consequences of Recipient's receipt or exercise of the Option or Recipient's transfer of any of the shares of Common Stock acquired upon exercise of the Option.




"COMPANY":

EXPERTELLIGENCE, INC.,
a California corporation


By:___________________________


Address of the Company:

25 East Ortega Street
Santa Barbara, CA 93101
Attn: President





"RECIPIENT":





______________________________
Signature of Recipient

Address of Recipient:

______________________________
______________________________
______________________________





CONSENT OF SPOUSE


I acknowledge that I have read the foregoing Stock Option Agreement
(the "Agreement") and the 2000 Equity Participation Plan which is a part of the Agreement, and that I know their contents. I am aware that the Option will vest over a period of time. I hereby approve of the provisions of the Agreement and agree that I will take no action at any time to hinder operation of the Agreement.


Date:_____________________				____________________________________,
spouse of _________________________





NOTICE OF
OPTION EXERCISE

The undersigned hereby elects to exercise the stock option as described below:

1.	Name of Optionee: ___________________________________________

2.	Date on which option was granted: ________________________________

3.	Number of shares being purchased (that is, the number of shares for which option is being exercised): __________________________________________________

4.	Option price per share: $_________________________________________

5.	Total amount required for this exercise (item 3 multiplied by item 4):
$_______

6.	Method of payment of option exercise price (select one):

_______	Enclosing check payable to ExperTelligence, Inc. for exercise price.

_______	Enclosing certificate(s) for ___________ shares of
ExperTelligence, Inc. common stock having a value equal to the exercise price.

_______	Enclosing affidavit attesting to ownership of ____________ shares of
ExperTelligence, Inc. common stock having a value equal to the exercise price.

_______	Enclosing form directing broker to pay exercise price.

7.	Method of satisfying tax withholding obligation (select one).  If, in item 6 above, you selected payment of the option price through a broker, disregard this item 7. Withholding will be paid with proceeds from the broker.)

_______	Enclosing check payable to ExperTelligence, Inc. for withholding amount.

_______	Enclosing certificate(s) for ___________ shares of
ExperTelligence, Inc. common stock having a value equal to the withholding amount.

_______	Enclosing affidavit attesting to ownership of ___________ shares of
ExperTelligence, Inc. common stock having a value equal to the withholding amount.

Dated: _____________			___________________________________________
Signature of option holder

___________________________________________
Optionee's Social Security Number

Notice of Option Exercise Received:
ExperTelligence, Inc.

By:_________________________________

This ______ day of ____________________

Exhibit 5.1                           Letterhead
                                         of
                         Reicker Pfau Pyle McRoy and Herman LLP

June 29, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

	Reference is made to the registration under the Securities Act of 1933 (the "Act") of an aggregate of 125,000 shares (the "Shares") of Common Stock of ExperTelligence, Inc. (the "Company") issuable pursuant to the Company's Consulting Agreements.

	We have examined or considered originals or copies, certified or otherwise identified to my satisfaction, of the Company's charter documents, the Consulting Agreements, records of relevant corporate proceedings with respect to the offering of the Shares and such other documents, instruments and corporate records as we have deemed necessary or appropriate for the expression of the opinions contained herein. We have also reviewed the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission with respect to the Shares.

	We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

	Based on the foregoing and having regard for such legal consideration as we have deemed relevant, we are of the opinion that the Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Consulting Agreements, will be duly and validly issued, fully paid and nonassessable.

	The foregoing opinion is limited to the federal laws of the United States of America and the California General Corporate Law, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,


Reicker Pfau Pyle McRoy & Herman, LLP


EXHIBIT 23.1
Letterhead of McGowan Guntermann




CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
ExperTelligence, Inc.


We consent to incorporation by reference in the Registration Statement on Form S-8 pertaining to the grant of the Non-Qualified Stock Options to purchase up to 125,000 shares of Common Stock granted under Consulting Agreements of our report dated November 16, 2000, relating to the consolidated balance sheets of ExperTelligence, Inc., as of September 30, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended, which report appears in the September 30, 2000 Annual Report on Form 10-K of ExperTelligence, Inc.

MCGOWAN GUNTERMANN




Santa Barbara, California
June 28, 2001



Exhibit  23.2

Consent of Reicker, Clough, Pfau, Pyle, McRoy & Herman, LLP (Included in opinion in Exhibit 5.1)





C:\ELINK\FILING\s8consultantedgar.doc
15


4